UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
January 13, 2009
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 13, 2009, Colgan Air, Inc. (“Colgan”), a wholly owned subsidiary of Pinnacle Airlines Corp. (the “Company”), entered into an amendment (the “CPA Amendment”) of its capacity purchase agreement (the “CPA”) with Continental Airlines, Inc. (“Continental”).  Pursuant to the CPA Amendment, Colgan will operate an additional 15 Q400 Series regional aircraft as a Continental Connection carrier.

Key commercial terms of the CPA Amendment include the following:

•
Continental will purchase the additional Q400 capacity at predetermined rates and industry standard pass-through costs.  Fuel will be purchased directly by Continental and provided to Colgan at no cost.

•	The aircraft will be placed into service for Continental beginning in September 2010.
•	The base term of the CPA was extended to August 31, 2020.
•
Continental may require Colgan to exercise its rights to purchase up to 15 additional Q400 Series aircraft (the “Option Aircraft”) from Bombardier Aerospace for utilization under the CPA.  Such requirement is subject to Colgan’s ability to arrange financing for any Option Aircraft on commercially reasonable terms and conditions.

•	Continental was granted a right of first refusal that would allow Continental to retain aircraft covered by the CPA beyond their scheduled exit dates under the CPA.

On January 14, 2009, Colgan executed an amendment (the “Amendment”) to its purchase agreement with Bombardier Inc. relating to the purchase of Bombardier Q400 Series aircraft (the “Purchase Agreement”).  Pursuant to the Amendment, Colgan:

•	confirmed its intent to purchase ten additional Q400 Series aircraft that were referenced in the Purchase Agreement, but subject to a cancellation right;
•	exercised its option rights to purchase five option Q400 Series aircraft; and
•	secured Q400 Series aircraft delivery option rights from Bombardier that would permit Colgan to purchase the Option Aircraft in the future.

The 15 aircraft being purchased by Colgan have scheduled delivery dates from August 2010 through April 2011.  The Option Aircraft, if purchased by Colgan, would be delivered to Colgan from March 2013 through December 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Pinnacle Airlines Corp. dated January 15, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer
January 15, 2009

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